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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                       Date of Report: September 8, 2000
                       (Date of earliest event reported)


                               drkoop.com, Inc.
            (exact name of registrant as specified in its charter)


          Delaware            Commission File:            95-4697615
(State or other jurisdiction     000-26275       (I.R.S. Employer Identification
     of incorporation or                                     No.)
        organization)



                               7000 North Mopac
                              Austin, Texas 78731
         (Address of Principal executive offices, including zip code)


                                (512) 583-5667
             (Registrant's telephone number, including area code)



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

          As disclosed in the Registrant's Current Report on Form 8-K filed with the Commission on September 1, 2000, the Registrant completed a $27.5 million financing on August 25, 2000. In connection with the financing, the Registrant agreed to use its reasonable efforts to reconstitute its Board of Directors. On September 1, 2000, the Registrant filed with the Commission and mailed to its stockholders an information statement complying with Rule 14f-1 under the Securities Exchange Act of 1934 in connection with the proposed change in the composition of its board of directors. On September 11, 2000, the Registrant's board of directors elected the following individuals to fill vacancies on the board: Edwin M. Cooperman, Scott J. Hyten, Marshall S. Geller, George A. Vandeman and Joseph P. Wynne. They joined Dr. C. Everett Koop, Donald Hackett and Richard M. Rosenblatt on the board. John A. Zacarro and Dr. Nancy Snyderman have resigned from the Registrant's board of directors.

          On September 11, 2000, the Registrant's board of directors designated Mr. Hyten, Mr. Vandeman and Mr. Cooperman to serve on the Registrant's audit committee and compensation committee. Mr. Hyten will serve as chairman of the audit committee and Mr. Vandeman will serve as chairman of the compensation committee.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          On September 8, 2000, PricewaterhouseCoopers, LLP ("PwC") notified the Registrant of its resignation as independent accountant of the Registrant. However, following discussions between the new management of the Registrant and PwC, PwC agreed to continue to serve as independent accountant of the Registrant through the completion and filing of the Registrant's third quarter financial statements. Based on these events, the Registrant has designated a committee consisting of Mr. Hyten and Mr. Cooperman to have discussions with PwC and other accounting firms with respect to accounting services to be provided to the Registrant following publication of the Registrant's third quarter financial statements.

          The audit report of PwC for each of the two years in the period ended December 31, 1999 and the period from the Registrant's inception (July 17, 1997) to December 31, 1997 contained an explanatory paragraph regarding the Registrant's ability to continue as a going concern.

          During the Registrant's two most recent fiscal years and any subsequent period preceding September 8, 2000, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its report, except for the following:

          (1) In June 2000, PwC advised the Registrant's prior management and Audit Committee that it had noted a matter involving the Registrant's internal control and operation that PwC considered to be a material weakness under standards established by the American Institute of Certified Public Accountants. Specifically, PwC noted certain inadequacies in the Registrant's system of review of contracts for assessing appropriateness of revenue recognized, and PwC recommended that the Registrant improve its procedures to ensure proper revenue

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recognition for contracts entered into by the Registrant. The Registrant's prior management and Audit Committee discussed the items described in the letter with PwC. The Registrant's prior management disagreed with PwC's identification of the material weakness and expressed its disagreement to PwC.

          (2) In June 2000, PwC advised the Registrant's prior management and Audit Committee that there were disagreements with the Registrant's prior management with respect to (i) proper revenue recognition relating to certain transactions and (ii) the proper recording of expense on equity instruments issued in connection with certain transactions. Such matters were resolved to PwC's satisfaction prior to the filing of the Registrant's financial statements for the year ended December 31, 1999.

          The Registrant has authorized PwC to respond fully to the inquiries of any successor independent auditors that may be appointed by the Registrant with respect to the subject matter of items (1) and (2) above.

          PwC has furnished to the Registrant a letter addressed to the Securities and Exchange Commission stating that it agrees with the information contained in this Report on Form 8-K, a copy of which is attached as Exhibit 16.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     16.1 Letter from PricewaterhouseCoopers, LLP dated September 15, 2000, pursuant to Item 304(a)(3)

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                      drkoop.com, Inc.



Date: September 15, 2000              By /S/  Richard M. Rosenblatt
                                         --------------------------
                                         Name:  Richard M. Rosenblatt
                                         Title: Chief Executive Officer

                                      S-1
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                                 EXHIBIT INDEX

                                     II-1